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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 1, 2004
Date of Report (Date of earliest event reported)

VIAD CORP

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-11015 (Commission File Number)	36-1169950 (IRS Employer Identification No.)

1850 N. Central Ave., Phoenix, Arizona (Address of principal executive offices)	85004 (Zip Code)

Registrant’s telephone number, including area code (602) 207-4000

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Item 5. OTHER EVENTS

On July 1, 2004, Viad Corp (“Viad”) issued a press release announcing that it has completed its spin-off of MoneyGram International, Inc. (“MoneyGram”) by means of a distribution of all shares of the common stock of MoneyGram, effective 11:59 p.m., New York City time, on June 30, 2004, to holders of Viad common stock in the form of a stock dividend of one share of MoneyGram common stock for each share of Viad common stock held on the close of business on June 24, 2004.

The press release also announced that effective immediately following and in connection with the distribution, Viad effected a one-for-four reverse stock split whereby each four outstanding shares of Viad common stock were converted into one share of “new” Viad common stock. On May 11, 2004, the stockholders of Viad approved an amendment to Viad’s Restated Certificate of Incorporation effecting the one-for-four reverse split. The Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 30, 2004, effective as of 12:01 a.m., New York City time, on July 1, 2004.

The press release is included as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the Certificate of Amendment to Viad’s Restated Articles of Incorporation, which was necessary to effect the reverse stock split, is attached hereto as Exhibit 3.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits

3.1	– Certificate of Amendment of Restated Certificate of Incorporation of Viad Corp effective as of July 1, 2004.

99.1	– Press Release dated July 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP (Registrant)
July 1, 2004	By:	/s/ G. Michael Latta
G. Michael Latta
Vice President - Controller (Chief Accounting Officer and Authorized Officer)